As filed with the Securities and Exchange Commission on September 22, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

ELITE BOOKS INC.

 (Exact name registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	5942 (Primary Standard Industrial Classification Number)	32-0415962 (IRS Employer Identification Number)

5042 Wilshire Blvd #27777

Los Angeles, California 90036

Telephone No.: (310) 584-7972

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

____________________________

Registered Agent Solutions, Inc.

1701 Directors Blvd. Suite 300

Austin, TX 78744

888-705-7274 Phone

888-706-7274 Fax

 (Address, including zip code, and telephone number, Including area code, of   agent for service)

______________________________

 Copies To:

Frederick C. Bauman

Bauman & Associates Law Firm

5595 Egan Crest Dr.

Las Vegas, NV 89149

Phone: (702) 533-8372

Email: fred@lawbauman.com

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:   ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:   ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐      Accelerated filer ☐       Non-accelerated filer     ☐       Smaller reporting company    ☒

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	3,000,000	$ 0.03	$ 90,000	$ 11.46

(1) Pursuant to Rule 416 (b), this registration statement shall be deemed to cover the additional securities of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a), may determine.

PROSPECTUS

SUBJECT TO COMPLETION, DATED ______, 2014

ELITE BOOKS INC.

3,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Elite Books Inc. and no public market currently exists for the securities being offered.  A public market may never develop for the securities being offered, or, if a market develops, it may not be sustained.

 Please read about the risk factors associated to our business on page 6 of this prospectus.

We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.03 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The shares of common stock to be sold by us will be sold on our behalf by our President, without commission or other remuneration. The offering does not require that we sell a minimum number of shares; therefore not all of the shares may be sold. The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses and may not even cover the costs of the offering. Should we be successful in selling all of the shares offered, we will receive $90,000 in proceeds before expenses. Any funds received as a part of this offering will be immediately available to us for our use. We have not made any arrangements to place the proceeds from this offering in an escrow, trust or similar account.

The shares are being offered at a fixed price of $0.03 per share for a period of one year (unless extended for up to an additional six months in the sole discretion of our board of directors) from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus, unless extended for up to an additional six months in the sole discretion of our board of directors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

Our independent registered accountants have stated in their Report for the period ended March 31, 2014 that there is substantial doubt about the Company’s ability to continue as a going concern.

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into the company’s bank account and will be available for our use. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission has been cleared of comments and is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

The date of this prospectus is ____, 2014

TABLE OF CONTENTS

5
RISK FACTORS	7
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	18
DILUTION	18
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS	18
DESCRIPTION OF BUSINESS	31
LEGAL PROCEEDINGS	36
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	36
EXECUTIVE COMPENSATION	37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	38
PLAN OF DISTRIBUTION	39
DESCRIPTION OF SECURITIES	39
DISCLOSURE OF COMMISSION POSITION INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	40
INTERESTS OF NAMED EXPERTS AND COUNSEL	40
EXPERTS	40
AVAILABLE INFORMATION	42
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	42
INDEX TO THE FINANCIAL STATEMENTS	F-1

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Elite Books Inc.” refers to Elite Books Inc. The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common stock.

ELITE BOOKS INC.

Elite Books Inc. was incorporated in Nevada on May 21, 2013. Our company is still in its initial stages of development. Our business intention is to conduct online book sales. Being a development stage company, we have no revenues and have limited operating history and we have not commenced selling books to date.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”).

We plan to earn revenue by selling books. We intend to offer books on specific intellectual subjects and charge a fee for it. Subjects will be on: archeology, history, historiography, linguistics, paleolinguistics, philosophy, anthropology, and genetics. Our  company will aim to have exclusive rights from authors to sell this type of books. However we haven’t secured any exclusive rights yet.

Sales will be conducted online and aimed towards British market, Eastern Europe and America, targeting especially academic readers, institutions, scientists, historians and students. At a later stage we’ll aim to spreading our market segment and sell to a wider audiences throughout the world, with somewhat less academically oriented readings.

We are in the process of developing our website that will facilitate the sales. We have developed a business plan and a 12-month of operations plan. We plan to establish online sales through our purchased domain www.elitebooksinc.biz

We haven’t started any sales yet.

We do not anticipate earning revenues until we enter our commercial operations stage.  Since we are at a development stage, we can provide no assurance that we will successfully prepare and produce products related to our planned activities.

As of the date of this prospectus, there is no public trading market for our common stock and no guarantee that a trading market for our securities will ever develop.

From inception until the date of this filing, we have had limited operating activities.  Our financial statements from inception (May 21, 2013) through the year ended March 31, 2014, reports no revenues and a net loss of $1,416.00.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

THE OFFERING

The Issuer:	ELITE BOOKS INC.

Securities Being Offered:	3,000,000 shares of common stock

Price Per Share:	$0.03

Duration of the Offering:

The offering shall terminate on the earlier of

when the sale of all 3,000,000 common shares is complete  or one year from the date of this prospectus, unless extended for up to an additional six months in the sole discretion of our board of directors.

Gross Proceeds	$90,000

Securities Issued and Outstanding:	There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our president Vesna Pesic.

Registration Costs	We estimate our total offering registration costs to be approximately $10,000.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from  May 21, 2013 (Inception) to March 31, 2014.

Financial Summary	June 30, 2014 ($)
Cash and Deposits		2,504
Total Assets		3,404
Total Liabilities		4,100
Total Stockholder’s (Deficit)		(696)

Statement of Operations	Three months ended June 30, 2014 ($)
Total Expenses		3,280
Net Loss for the Period		(3,280)
Net Loss per Share		(-)

RISK FACTORS

In addition to the other information in this prospectus Elite Books Inc. has identified a number of  risk factors that the company faces. You should carefully consider the risks described below and the other information in this prospectus and our financial statements and related notes before investing in our common stock.   Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

An investment in our common stock involves a high degree of risk. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

 RISKS ASSOCIATED TO OUR BUSINESS

We are solely dependent upon the funds to be raised in this offering to develop our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

We will require additional financing in order to establish profitable operations such financing may not be forthcoming.   Specifically, we require at least $30,000 to implement our business plan for the next 12 months.   Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure needed additional financing will have a very serious effect on our ability to develop operations or maintain our business.

There is substantial doubt about our ability to continue as a going concern as a result of our limited operating history and financial resources, and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We incurred net losses of $1,416 from our inception through March 31, 2014. As a result, our independent registered public accounting firm has included an explanatory paragraph in their audit opinion that we may be unable to continue as a going concern. Our limited operating history and financial resources raises substantial doubt about our ability to continue as a going concern and our financial statements contain a going concern qualification. Our financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations, and our business would fail

If we do not attract customers, we will not make profit, which will ultimately result in a cessation of operations.

We currently have no customers to purchase any products from us.  We have not identified any customers and we cannot guarantee we ever will have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit.  If we cannot generate profit, we will have to suspend or cease operations.  Entire investment into this company is likely to be lost if we cannot provide goods at prices that generate profit.

We intend to present titles for sale, some of them that haven’t previously sold well by other sellers.

While we know that some titles that we have plans to offer for sale like Mirror of the human race, The Alphabet of Vincha, The Germanic Slavs, The Book of Veles, Dictionary of Serb and Sanskrit Cognates, have shown good track record and popularity among customers with other sellers, there are number of other books we are likely to stock which haven’t sold well yet.  Those titles include:  Dionysian Masters, Sculpting - Essays on Hyperboreans merger, Sorounding Space, Popol Vuh - The Holy Book of Maya. If Company ends up with many titles that don’t sell, our business is likely to suffer loses.

Our short operating history makes our business difficult to evaluate.

We are a development stage company, with no significant history of operations. We were incorporated on

May 21, 2013, and we are a startup company with very little operating history.  Our business is in the early stage of development and we have not generated any revenues to date. Significant additional development and marketing of our business is necessary prior to our achieving revenues or profitability.

Accordingly, we have a limited operating  history  upon  which  to  base  an evaluation of our business and prospects. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter. These potential uncertainties include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having an inventory of products to sell, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

The book sale industry is highly competitive and there is no assurance that we will be able to compete effectively.

Book selling business is within a vibrant industry, the competition on the market is high. We are going to work in an industry which is highly competitive, serviced by what appear to be big companies, medium size companies, and also small size companies. When we rate competition as high, we mean that chances of a potential customer to go to another book selling company is high. Being longer on the market some competitors may have lower overhead cost structures and might be able to provide their products and services at lower prices than ours. There can be no assurance that our company will not encounter increased competition from some new market entrants that may be significantly larger and have greater financial and marketing resources. Elite Books Inc. is just entering the market in a small capacity, and we will compete for a market share with numerous companies where many of them already have built client base and have established and spread their advertising and marketing campaigns.

Failure of third parties, that are related to our business, to provide good quality products in a timely manner, could cause delays in delivery and offer of our products for sale, and completion of projects, which could damage our reputation and earnings, and have a negative impact on our relationships with customers and adversely affect growth.

Our success depends on our ability to provide products and complete projects in a timely manner, which in part could depend on the ability of third parties to provide us with timely and reliable services and products.

While offering our products and completing projects, we also rely on products that we purchase and utilize that meet our needs and specifications.

The warranties provided by our third-party suppliers (writers and publishers) typically limit any direct harm we might experience as a result of us relying on their product. However, there can be no assurance that a supplier will be willing or able to fulfill its contractual obligations and make necessary corrections or replace prints that we may try to sell. In addition, these warranties generally expire within several years or less, or may be of limited scope or provide limited remedies. If we are unable to avail ourselves of warranty protection, we may incur liability to our clients or additional costs related to the affected print/title, including costs and expenses to resolve the problem, which could have a material adverse effect on our business, financial condition and operating results.

Moreover, any delays, damage, inefficiencies or interruptions, errors or misprints in the product or malfunctions in services to us  — even if covered by warranties — could adversely affect the quality and performance of our work. This could cause us to experience difficulty retaining current clients and attracting new customers, and could harm our business, reputation and growth. In addition, any significant interruption or delay by our suppliers in delivery of services or products on which we depend could require us to spend considerable time, effort and expense to establish alternate sources for such products and services.

For us it is likely to be difficult to find a replacement of existing supplier.

We are very depended on publishers and suppliers for the quantity and quality of books in our online store. Firstly, we have to aim to diversifie supplier base, so as not to depend too strongly on some of them. Secondly, company needs to evaluate their quality: how a particular company is able to provide uninterrupted flow of goods to the shop. Elite Books Inc. focuses on a particular genre, and is likely to be difficult to find a replacement for the supplier in the event of poor performance of the first.

Books delivery problem.

Elite Books Inc. may find itself held responsible before the client for the actions of a third party involved in performance of delivery of our product. Our company may not be able to guarantee the delivery date of the books, and there is also a risk of damage during shipment. In cases like that we are likely to loose clients.

We are exposed to the credit risk of some of our future customers.

Our revenue will be dependent to a large extent on the creditworthiness of our future customers. During periods of economic downturn in the global economy, our exposure to credit risks from our customers increases, and our efforts to monitor and mitigate the associated risks may not be effective in reducing our credit risks. In the event of non-payment by one or more of our customers, our business, financial condition and operating results could be adversely affected.

The nature of our business exposes us to potential liability claims and contract disputes  which may reduce our profits.

Although we have not been party to any legal claims against us, we may in future be named as a defendant in legal proceedings where parties may make a claim for damages or other remedies with respect to our projects or other matters. If it is determined that we have liability, we may not be covered by insurance or, if covered, the dollar amount of these liabilities may exceed our policy limits. Any liability not covered by insurance, in excess of our insurance limits or, if covered by insurance but subject to a high deductible, could result in a significant loss for us, which claims may reduce our profits and cash available for operations.

The industry we are entering is subject to general economic conditions. There can be no assurance that adverse or other economic conditions will not have a material adverse effect on our business operating results and financial condition.

We believe that the industry we are in is sensitive to economic conditions, including national economic changes, international economic changes, and regional conditions in book sales business. In addition, our company's operating results may be adversely affected by increases in interest rates that may lead to a decline in economic activity all together.

Captive audience deficit

With our book titles on offer we might experience that we are being attracted to a fairly small amount of reader type. Since the titles of the books that are planned to be sold by Elite Books Inc. are quite academic, they might be unattractive to the general public on a large scale.

Our books may have to be sold relatively cheap.

When determining the price Elite Books Inc. has to focus on the low purchasing power of potential consumers of scientific publications - scientists, students and other market segments. This means in our case company’s profit margin is more difficult to achieve than for example if we were not operating in such a specific segment.

Our company website and online marketing could be prone to technical failures.

Because of the way our business is being planned we are likely to be exposed to technical failures. Servers and data risk an electronic and technical breakdowns and hacker attacks. These events could curtail our development.

We may have difficulties receiving payments

Card payments in some countries are poorly developed. This can be the case both on our client’s side and on our as well. We are currently located in Serbia where we may face those difficulties. To negotiate with the companies serving card payments on the Internet like (ChronoPay, CyberPlat, Assist), can take a long time: correspondence, collection of the necessary documents and conducting pilot transaction take up to five month or more, which could hold us back beyond the time we plan to start sales.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-

Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-

Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-

Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-

Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Because our president and sole director has other business interests, she may not be able or willing to devote a sufficient amount of time to our business operations, causing our book selling business to fail.

Our President and sole director, Ms. Vesna Pesic, will devote only limited time to our operations. Ms. Pesic intends to devote approximately twenty hours per week to our business. Because our President and sole director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of company operations.

Because our president and sole director owns 100% of our company’s shares and will own 40% upon the successful completion of this offering, she will make and control corporate decisions that may be disadvantageous to minority shareholders.

As of the date of this prospectus, Ms. Pesic, our President and sole director, owns 100% of our shares of common stock and will own 40% of our common stock if all of the shares registered as part of this offering are sold. Accordingly, she will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, issuance of additional shares, mergers, consolidations and the sale of all or substantial amount of our assets, and also the power to prevent or cause a change in control.  The interests of Ms. Pesic may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders. For example, the future issuance of additional shares may result in substantial dilution in the percentage of our common stock held by existing shareholders.

Because we do not have an escrow or trust account for shareholder’s subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment regardless of the number of securities sold in the offering.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, investors funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

Risks associated with this offering.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price does not reflect the actual market price for the securities.  Consequently, there is an increased risk that you as a shareholder may not be able to re-sell company’s common stock shares at the price you bought it for.

We determined the initial offering price of $0.03per share of the common stock offered pursuant to this prospectus arbitrarily. The price is not based on our financial condition or prospects, on the market prices of securities of comparable publicly traded companies, on financial and operating information of companies engaged in similar activities to ours, or on general conditions of the securities market. The price may not be indicative of the market price, if any, for our common stock in the trading market after this Offering.  If the market price for our stock drops below the price which you paid, you may not be able to re-sell out common stock at the price you bought it for.

Our common stock may never be quoted on the OTC Bulletin Board. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, and there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB. When/if our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. Our common stock may never be quoted on the OTC Bulletin Board.  When/if our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

The regulation of penny stocks by SEC and FINRA may discourage the tradability of the company's securities.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. We are subject to a  Securities  and Exchange Commission   rule  that  imposes  special  sales  practice   requirements   upon broker-dealers  who sell such  securities  to  persons  other  than  established customers  or  accredited  investors.  For purposes  of the  rule,  the  phrase "accredited  investors"  means,  in general terms,  institutions  with assets in excess of $5,000,000,  or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds  $200,000 (or that, when combined with a spouse's income,  exceeds $300,000).  For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks.  Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop, because it imposes additional regulatory burdens on penny stock transactions.

We are selling stock in this offering without an underwriter and may be unable to sell any.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President Ms. Vesna Pesic who will receive no commissions. She will offer the shares to friends, family members, and business associates. However, there is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling at least third of the planned stock and we receive the proceeds from it, we may have to seek alternative financing to implement our business plan.

Rule 144 sales in the future may have a depressive effect on the company's stock price.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of rule 144 under the securities act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of rule 144 or other applicable exemptions from registration under the act and as required under applicable state securities laws. Officers, directors and affiliates will be able to sell their shares if this registration statement becomes effective. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock. There is no limitation the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the company is a current, reporting company under the 1934 act. A sale under rule 144 or under any other exemption from the act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a  depressive  effect upon the price of the common stock in any market that may develop.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the over-the-counter bulletin board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Elite Books Inc. and anyone acting on its behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. .  We also  intend to file a Form 8-A to register under the Securities Exchange Act of 1934, which will require us to continue to file periodic reports with the SEC.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. We estimate the anticipated costs of being a public company to be approximately $10,000 per year. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

Our president and sole director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Ms. Pesic our President, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment.

We may in the future issue additional shares of common stock, which will dilute share value of investors in the offering.

Our articles of incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale in the amount of $30,000, $60,000 and $90,000 worth of the securities offered for sale by the Company.  There is no assurance that we will raise the full $90,000 as anticipated.

Net proceeds	$30,000	$60,000	$90,000
The proceeds will be used for:
Marketing, advertising	$2,550.00	$10,000.00	$20,000.00
Salaries	$15,100.00	$16,000.00	$23,000.00
Events, functions and other running expenses	$5,850.00	$14,000.00	$21,000.00
Rent	$6,500.00	$10,000.00	$16,000.00
Legal and professional	Paid frm director loans	$10,000.00	$10,000.00

Legal and professional	Paid frm director loans	$10,000.00	$10,000.00

 In the event of raising $30,000 or less from the offering the costs for legal and professional fees and public company reporting are planned to be covered from director loans and not from the moneys raised in this offering.

Except for fixed costs, the amounts actually spent by us for any specific purpose may vary and will depend on a number of factors.  Non-fixed costs, sales and marketing and general and administrative costs may vary depending on the business progress  and  development efforts,  general  business  conditions  and market  reception to our  services. Accordingly, our management has broad discretion to allocate the net proceeds to non-fixed costs.

An example of changes to this spending allocation  for non-fixed  costs include Management  deciding to spend less of the allotment on equipment  and more on  marketing.  Such changes to spending may occur due to seasonal variations in market demand for our services relative to when the funds are received.

Ms. Pesic has verbally agreed to loan the company more funds, if necessary, to complete the registration process but we will require funding from the sale of shares to implement our complete business plan. Ms. Pesic made a loan in the principal amount of $4,000 to Elite Books Inc.,

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. It is not based upon an independent assessment of the value of our shares and should not be considered as such. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.03 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since the Company’s inception on May 21, 2013. Ms. Pesic, paid $0.002 per share for the 2,000,000 common shares.

Assuming completion of the offering, there will be up to 5,000,000 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels based on our negative book value per share of (.0003) at June 30, 2014.

Dilution table
Percentage of financing	100%	66%	33%
Financing dollar value	$90,000.00	$60,000.00	$30,000.00
Total amount of shares after financing	5,000,000.00	4,000,000.00	3,000,000.00
Per Share Calculations
Offering price	$0.03	$0.03	$0.03
Book value prior to financing	($0.0003)	($0.0003)	($0.0003)
Increase in book value	0.0182	0.0151	0.0101
Book value after financing	$0.0179	$0.0148	$0.0098
Dilution to investors	$0.0121	$0.0152	$0.0202
Dilution as percentage	40%	51%	67%

Since inception, the effective cash contribution of affiliated persons (Ms. Pesic) has been $0.002 per share in comparison to the offering price to the public of $0.03 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We are a development stage company and only recently started our operations. We have not generated or realized any revenues from our business operations. Our cash balance is $5,744.00 as of March 31 2014. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations, if we are unable to successfully raise money in this offering. We  have been utilizing and may utilize funds from Vesna Pesic, our President, Treasurer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Ms. Pesic has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.  In order to achieve our business plan goals, we will need the funding from this offering.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholder in our company. We must raise cash to implement our projected plan of operations.

No proceeds will be used as direct or indirect payments to Ms. Pesic or her affiliates.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

PLAN OF OPERATION

We were incorporated in the State of Nevada on May 21, 2013.  We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue and just recently started our operations. To meet our need for cash we are attempting to raise money from this offering. Even if we are able to raise enough money through this offering to commence operations, we cannot guarantee that once operations commence we will stay in business after doing so.  If we are unable to successfully attract customers we may quickly use up the proceeds from this offering.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to run our operations but we cannot guarantee this.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Upon completion of our public offering, which may take up to 180 days, our specific goal is to profitably sell our products. Our plan of operations is as follows:

 OPERATIONS PLAN, 12 MONTH:

Discussion of management’s operations plan and analysis of the plan’s viability to overcome the uncertainty of our ability to continue as a going concern.

The Company had accumulated deficit of $1,416 as of March 31, 2014, which raises substantial doubt about its ability to continue as a going concern. The Company had no revenues as of March 31, 2014. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on funds from this offering to fund operating expenses. The Company intends to position it self so that it may be able to raise additional funds through the capital markets. Our abilility to generate sufficient cash flow is dependent on our ability to execute distribution agreements with publishing authors and our ability to attract customers to purchase our product. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Prior to raising sufficient funds from this offering the management plans to fund any deficiencies in cash with management loans to the company. Also, if the Company runs out of funds after the offering at the end of our 12-month plan, the management’s plan is to finance further company’s operations from additional director loans and sale of additional common stock.  However, there is no written agreement requiring our director will advance additional loans and, thus, no assurance that additional director loans would be extended.  In the event that no additional funding is available, the Company would be required to suspend operations, leading to a probable loss of your investment.

12 Month Plan of Operation table: 33% event

1st Month
• Locating and selecting an office	$-
• Pay rent, pay deposit	$1,000.00
• Equip office	$1,250.00
• Hire web designer, part time	$1,000.00
• Develop company profiles on social networks: Facebook, Google, LinkedIn, MySpace, Twitter…	$-
• Analyse current market competition and trends	$-
• Sell inventory held	$-
Month’s total:	$3,250.00

2nd Month
• Print company cards	$250.00
• Web designer developing the site	$550.00
• Allie with publishers and writers	$-
• Pay rent	$500.00
• Employ operations manager/ working on development and organisation	$400.00
• Sell inventory held	$-
Month’s total:	$1,700.00

3rd Month
• Develop marketing plan	$500.00
• Web designer developing the website	$500.00
• Research fulfilment centres market	$-
• Pay operations manager/ working on development and organisation	$400.00
• Pay rent	$500.00
• Sell inventory held	$-
Month’s total:	$1,900.00

4th Month
• Update social network sites	$-
• Print advertising material: flyers, posters, stickers	$450.00
• Prepare and propose contractual agreements	$-
• Pay rent	$500.00
• Pay operations manager / working on development and organisation	$400.00
• Web designer developing the site	$500.00
• Sell inventory held	$-
Month’s total:	$1,850.00

5th Month
• Update social network sites	$-
• Establish contract and agreements: publishers, writers, partners	$-
• Pay rent	$500.00
• Hire marketing manager part time/prepare advertisement	$550.00
• Pay operations manager/ working on development and organisation	$400.00
• Web designer website development	$500.00
Month’s total:	$1,950.00

6th Month
• Update social network sites	$-
• Allie with publishers, writers, partners	$-
• Research postal and delivery market	$-
• Pay operations manager/ working on development and organisation	$400.00
• Pay rent	$500.00
• Web designer developing the site	$500.00
Month’s total:	$1,400.00

7th Month
• Update social network sites	$-
• Organize an event with potential clients, authors, and publishing houses	$1,000.00
• Pay rent	$500.00
• Pay marketing manager/advertise	$500.00
• Pay operations manager/working on development and organisation	$400.00
• Web designer developing the site	$500.00
• Prepare for a book fair	$200.00
Month’s total:	$3,100.00

8th Month
• Communicate with publishers , authors, potential partners. Pitch and propose our business	$200.00
• Pay rent	$500.00
• Pay marketing manager/advertise	$550.00
• Pay operations manager/work on development	$400.00
• Appear at a book fair	$1,200.00
Month’s total:	$2,850.00

9th Month
• Update social network sites	$-
• Prepare, offer, establish contractual agreements with publishers, writers, partners. Pitch!	$-
• Pay rent	$500.00
• Pay marketing manager/advertise	$550.00
• Pay operations manager/ working on development and organisation	$400.00
• Hire second marketing manager/advertise	$400.00
Month’s total:	$1,850.00

10th Month
• Conduct final tests of the company website/must be ready for lunch at this stage	$500.00
• Establish shipping agreement	$-
• Advertise through media and magazines	$1,000.00
• Finalise contract agreements: publishers, writers, partners	$-
• Pay rent	$500.00
• Pay marketing manager x 2 /heavy advertisement	$800.00
• Pay operations manager/ working on development and organisation	$400.00
Month’s total:	$3,200.00

11th Month
• Update social network profile pages	$-
• Lunch the website!	$350.00
• Pay rent	$500.00
• Web designer	$500.00
• Pay marketing manager x 2/intense advertisement	$800.00
• Pay operations managers/ working on development and organisation	$400.00
Month’s total:	$2,550.00

12th Month
• Begin sales	$-
• Pay rent	$500.00
• Pay marketing manager x 2	$1,100.00
• Pay sales manager/conducting sales	$400.00
• Pay operations manager/ working on development and organisation	$400.00
• End of first year event: with partners, publishers, writers and associates	$2,000.00
Month’s total:	$4,400.00

Projected expenditure for the first 12-month: $30,000	$30,000.00

Projected expenditure for the first 12-month is $30,000. It does not include another $10,000.00 that will be borrowed from our director and spent on legal and professional fees and public company reporting costs.

Total projected expenditure for the first 12-month in 33% event: $40,000

OPERATIONS PLAN, 12 MONTH : 66% event

1st Month	$
Public reporting obligations costs	3500
• Locating and selecting an office	600
• Pay rent, pay deposit	2025
• Equip office	2000
• Hire web designer, part time	1000

• Develop company profiles on social networks: Facebook, Google, LinkedIn, MySpace, Twitter…	200
• Analyse current market competition and trends	200
• Sell inventory held	$-
2nd Month
• Print company cards	400
• Web designer developing the site	600
• Allie with publishers and writers	200
• Pay rent	725
• Employ operations manager/ working on development and organisation	500
• Sell inventory held	$-
3rd Month
• Develop marketing plan	700
• Web designer developing the website	750
• Research fulfilment centres market	300
• Pay operations manager/ working on development and organisation	500
• Pay rent	725
• Sell inventory held	$-
4th Month
Public reporting obligations costs	2000
• Update social network sites	300
• Print advertising material: flyers, posters, stickers	600
• Prepare and propose contractual agreements	300
• Pay rent	725
• Pay operations manager / working on development and organisation	550
• Web designer developing the site	600
• Sell inventory held	$-
5th Month
• Update social network sites	200
• Establish contract and agreements: publishers, writers, partners	200
• Pay rent	725
• Hire marketing manager part time/prepare advertisement	600
• Pay operations manager/ working on development and organisation	400
• Web designer website development	500
6th Month
• Update social network sites	200
• Allie with publishers, writers, partners	200
• Research postal and delivery market	200
• Pay operations manager/ working on development and organisation	500
• Pay rent	725
• Web designer developing the site	650
7th Month
• Update social network sites	200
• Organize an event with potential clients, authors, and publishing houses	2000
• Pay rent	725

• Pay marketing manager/advertise	600
• Pay operations manager/working on development and organisation	650
• Web designer developing the site	600
• Prepare for a book fair	300
8th Month
Public reporting obligations costs	1500
• Communicate with publishers , authors, potential partners. Pitch and propose our business	300
• Pay rent	725
• Pay marketing manager/advertise	600
• Pay operations manager/work on development	500
• Appear at a book fair	2500
9th Month
• Update social network sites	200
• Prepare, offer, establish contractual agreements with publishers, writers, partners. Pitch!	200
• Pay rent	725
• Pay marketing manager/advertise	800
• Pay operations manager/ working on development and organisation	900
• Hire second marketing manager/advertise	700
10th Month
• Conduct final tests of the company website/must be ready for lunch at this stage	800
• Establish shipping agreement	300
• Advertise through media and magazines	2000
• Finalise contract agreements: publishers, writers, partners	200
• Pay rent	725
• Pay marketing manager x 2 /heavy advertisement	1550
• Pay operations manager/ working on development and organisation	600
11th Month
• Update social network profile pages	200
• Lunch the website!	500
• Pay rent	725
• Web designer	600
• Pay marketing manager x 2/intense advertisement	1500
• Pay operations managers/ working on development and organisation	550
12th Month
Public reporting obligations costs	3000
• Begin sales	200
• Pay rent	725
• Pay marketing manager x 2	2000
• Pay sales manager/conducting sales	600
• Pay operations manager/ working on development and organisation	700
• End of first year event: with partners, publishers, writers and associates	3000
Projected expenditure for the first 12-month: $60,000	60000

Total projected expenditure for the first 12-month in 66% event: $60,000

OPERATIONS PLAN, 12 MONTH : 100% event

1st Month	$
Public reporting obligations costs	3500
• Locating and selecting an office	600
• Pay rent, pay deposit	3900
• Equip office	4500
• Hire web designer, part time	3000
• Develop company profiles on social networks: Facebook, Google, LinkedIn, MySpace, Twitter…	600
• Analyse current market competition and trends	200
• Sell inventory held	$-
2nd Month
• Print company cards	700
• Web designer developing the site	1000
• Allie with publishers and writers	200
• Pay rent	1100
• Employ operations manager/ working on development and organisation	1000
• Sell inventory held	$-
3rd Month
• Develop marketing plan	800
• Web designer developing the website	1500
• Research fulfilment centres market	500
• Pay operations manager/ working on development and organisation	900
• Pay rent	1100
• Sell inventory held	$-
4th Month
Public reporting obligations costs	2000
• Update social network sites	600
• Print advertising material: flyers, posters, stickers	700
• Prepare and propose contractual agreements	600
• Pay rent	1100
• Pay operations manager / working on development and organisation	1000
• Web designer developing the site	900
• Sell inventory held	$-
5th Month
• Update social network sites	400
• Establish contract and agreements: publishers, writers, partners	400
• Pay rent	1100
• Hire marketing manager part time/prepare advertisement	900
• Pay operations manager/ working on development and organisation	800
• Web designer website development	700

6th Month
• Update social network sites	600
• Allie with publishers, writers, partners	500
• Research postal and delivery market	500
• Pay operations manager/ working on development and organisation	1000
• Pay rent	1100
• Web designer developing the site	1500
7th Month
• Update social network sites	500
• Organize an event with potential clients, authors, and publishing houses	3000
• Pay rent	1100
• Pay marketing manager/advertise	1000
• Pay operations manager/working on development and organisation	1500
• Web designer developing the site	1000
• Prepare for a book fair	900
8th Month
Public reporting obligations costs	1500
• Communicate with publishers , authors, potential partners. Pitch and propose our business	700
• Pay rent	1100
• Pay marketing manager/advertise	900
• Pay operations manager/work on development	800
• Appear at a book fair	3000
9th Month
• Update social network sites	500
• Prepare, offer, establish contractual agreements with publishers, writers, partners. Pitch!	500
• Pay rent	1100
• Pay marketing manager/advertise	1000
• Pay operations manager/ working on development and organisation	900
• Hire second marketing manager/advertise	800
10th Month
• Conduct final tests of the company website/must be ready for lunch at this stage	1000
• Establish shipping agreement	500
• Advertise through media and magazines	4000
• Finalise contract agreements: publishers, writers, partners	400
• Pay rent	1100
• Pay marketing manager x 2 /heavy advertisement	2000
• Pay operations manager/ working on development and organisation	1000
11th Month
• Update social network profile pages	400
• Lunch the website!	500

• Pay rent	1100
• Web designer	800
• Pay marketing manager x 2/intense advertisement	2000
• Pay operations managers/ working on development and organisation	800
12th Month
Public reporting obligations costs	3000
• Begin sales	500
• Pay rent	1100
• Pay marketing manager x 2	2000
• Pay sales manager/conducting sales	1000
• Pay operations manager/ working on development and organisation	1000
• End of first year event: with partners, publishers, writers and associates	3000
Projected expenditure for the first 12-month: $90,000	90000

Total projected expenditure for the first 12-month in 100% event: $90,000

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period.  Our operations will be limited due to the limited amount of funds on hand.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

RESULTS OF OPERATIONS

Since inception on May 21, 2013 to March 31, 2014, expenses totaling $1,416 consisting of cost related to incorporating the Company, development of our business plan as well as professional fees, and entered into a contract with The Serbian Writers Association; the Agreement is filed as exhibit to this registration statement.

We have purchased assets in a form of set of books, 90 pieces, at a cost of $900.

For the three months ended June 30, 2014 we incurred a net loss of $3,280. Expenses consisted of professional fees and other general administrative expenses.  We have not commenced our business operations and will not do so until we have completed this offering.

We have generated no revenue since inception due to the fact that we are a development stage company and have not yet provided any services to any clients.

Since inception, we have sold 2,000,000 shares of common stock to our President and sole Director Ms. Pesic for net proceeds of $4,000.

 LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2014, the Company had $6,684 cash and our liabilities were $4,100, entirely comprising $4,100 owed to Ms. Vesna Pesic, our Director.

Since inception, we have sold 2,000,000 shares of common stock in one offer and sale, which was to our President and sole director, at a price of $0.002 per share, for aggregate proceeds of $4,000.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares offered. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus.  We will attempt to raise the necessary funds to proceed through phases of our plan of operation.  The sources of funding we may consider to finance this work include a public offering, a private placement of our securities and loans from our director or others.

We are highly dependent upon the success of the offerings, as described herein. Therefore, the failure thereof would result in the need to seek capital from other sources such as taking considerable amount of loans. However, if such financing becomes available, considering we are a development stage company, with no operations to date, we would likely have to pay additional costs associated with loans and be subject to a high interest rates. At such time when these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a public placement of its equity, or secure a loan, the Company would be required to cease its operations.  As a result, investors would lose all of their investment.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting company. The company anticipates administrative, reporting and legal costs over the next 12 months to be at $10,000 being a reporting public company.

Should the Company fail to sell less than 3,000,000 shares under this offering the Company would be forced to scale back or even abort completely the implementation of its currently planed 12-month plan of operation.

SIGNIFICANT ACCOUNTING POLICIES

Our  financial  statements  have been  prepared  in  accordance  with  generally accepted  accounting  principles  in  the  United  States.   Because  a  precise determination  of many assets and  liabilities  is dependent upon future events, the preparation of financial  statements for a period  necessarily  involves the use of estimates  which have been made using  careful  judgment.  The financial statements have, in our opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

BASIS OF PRESENTATION

The Company reports revenues and expenses use the accrual method of accounting for financial and tax reporting purposes. The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (US GAAP) applicable to development stage companies.

 USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property’s useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The Company accounts for income taxes under ASC 740 "INCOME TAXES" which codified SFAS 109, "ACCOUNTING FOR INCOME TAXES" and FIN 48 "ACCOUNTING FOR UNCERTAINTY IN INCOME TAXES - AN INTERPRETATION OF FASB STATEMENT NO. 109."Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

 FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, “Disclosures About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company’s financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

DESCRIPTION OF BUSINESS

Business in general

Elite Books Inc. is a newly formed corporation, registered in the State of Nevada on May 21, 2013. We are a company at its development stage. Our business intention is to sell books utilizing internet, and grow customer base by selling unique editions of books. Our revenue is earned by charging a fee to our customers who are interested in our product.

Elite Books Inc. plans to operate  as a sales and distribution outlet. With books that we offer we may have exclusive rights over sale and distribution, which will be on the basis of exclusive agreements with authors and publishers authors. However, so far, we haven’t secured such a contracts.

Product Specialism

Elite Books Inc. president, Ms. Pesic, has over thirty year’s experience in the area of book publishing and will bring such experience to bear in this venture. Elite Book Inc. will grow as a business by specializing in an array of science and humanities subjects, namely: archaeology, history, historiography, linguistics, paleolinguistics, philosophy, anthropology, and genetics. We intend Elite Books Inc. and our website to be the ‘go-to’ destination for readers searching for literature in these areas. We are open to the possibility of expanding into related topics that are less academically orientated, once the business is fully operational but never-the-less we are proceeding with the firm belief that our specialist approach will secure us a market advantage.

As of the date of this prospectus we haven't started the sales yet. Since our inception we have developed a business plan and 12 month of operations.

Our books / subject list

Archeology

Analysts can read on environmental data and explore the human cultural heritage through our books that we plan to offer on archeology.

History

History books will give readers possibility to read on inquiries into the study of the past and study all possible sources of the past in order to establish the sequence of events, historical processes, objectively described facts and perhaps also give possibility to draw conclusions about the causes of events.

Historiography

Buyer of our books on this subject, among other, might be interested in social science of history and historical methodology. They may have interest in referring to historiography and historical works with certain specific issues. The study of historiography is not directly study of events of the past, but changes in the interpretation of these events in the works of some historical writers.

Linguistics

Books on linguistic are likely to explore how language shapes communication, forms social identity and group membership, organizes large-scale cultural beliefs and ideologies, and develop a common cultural representation of natural and social worlds. Our books on linguistics will be studies of human languages. Our client enthusiasts can be the ones that deal with this doctrine professionally or purely out of interest. The study of books on linguistics can disintegrate into several further axes of this subject.

Paleolinguistics

These books will, for the reader, be one of a number of destinations in the modern historical linguistic studies.

Philosophy

Readers of philosophy books might be interested in this discipline for study of the most common and essential characteristics of the fundamental principles of reality and cognition, human existence, human relations and world.

 Anthropology

A large set of scientific books that we plan to offer involved in the study of man, his origin, development, existence in the natural and cultural environment.

Anthropology books will often cover anthropological subjects through commentaries, key articles, research reports, and other book reviews.

Genetics

This will be our books on sale on subjects of the science of the natural laws of heredity and variation that will study  genetics of plants, animals, microorganisms and humans.

Apart from individual customers, all our books will also be offered to small, medium and large institutions and companies for their own use or for further distribution.

GENERAL STRATEGY

Building an organization of a strong and stable business structure while gaining confidence from our clients and our models by providing a good, concrete service and process of work. Our principal aim is to offer new book titles to the world.

MARKETING AND ADVERTISING/POTENTIAL CLIENTS

Market & Sales

For books that we sell, we intend to offer translations in three different languages namely, the Cyrillic and Latin texts dominant in South East Europe (the Balkans) and in American English.

We will target markets throughout Europe and North America and we shall have the capacity to sell our books to any individual no matter where they are in the world. Customers will be able to pay with checks, debit/credit cards and we intend to utilize the paypal service provider.

Elite Books Inc. intends to rely on our president and sole director, Vesna Pesic to market and publicize our business. Assisting staff are planned to be hired to develop marketing side of the company and help the sales. Besides other means, great part of the marketing and advertising is planned to be done online. We will hire a web designers to assistus in building our website.

Elite Books Inc. may also sell professional reviews on books on its inventory and will highlight such reviews, debate, news and updates through social media. The purpose of this activity is to drive ‘traffic’ to the website so that we can increase our brand exposure and obtain new potential customers.

While our website is being completed, word of mouth will sustain the business and bring our philosophy and message to our website in order to increase the customer base and also we will generate profile pages on several major social networks. Presence on the Internet should help us  make our business accessible for our potential clients and spread information about our products. Promotion of our business is planned to also include advertising in the media, newspapers and magazines.

ASSETS

Company has purchased assets in a form of inventory of books, 90 pieces, at a cost of $900.

We have purchased an inventory of books in order to have a product for offer while we have not yet secured substantial number of exclusive distribution agreements.

Company has invested so far $1,200 for the first part of the development of company’s own website.

CONTRACT

A Legal Agreement has been established with The Serbian Writers Association, the Agreement is filed as exhibit to this registration statement, the main terms are:

1) Association agrees that Elite Books Inc. will offer for sale the Association’s magazine, “The Serbian Literary Magazine’’.

2) Elite Books Inc. will receive compensation of 20% from gross sales made.

WEBSITE

Customers will access company website and, in addition to ordering books, can do targeted book searches, browse among highlighted selections, bestsellers and other features, read and post reviews, participate in offers when there is a promotion going on. We plan outsourcing the development of our website to an expert. We have selected a developer to start our website project. We have allocated at least $1,200 into development of our website in the first 12 months; this will later include providing following services and products for the website: disk space, bandwidth, pop mailboxes, e-mail forwarding, e-mailing aliasing, auto responder, front page support, unlimited FTP access, java chat, hot metal/miva script, shopping cart, secure the transactions by adding signio support, cyber cash support and macromedia flash.We intend to make the website use friendly and very simple. The website will be available 24 hours a day, seven days a week. Our online showcase and eventual online store will enable us to deliver many good books on aforementioned subjects. We intend to make the shopping experience convenient and will likely categorize our books into easy- to-shop departments.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the near future. Because we do not have any insurance, if we are made a party of an action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

COMPETITION

There are a lot of competitors in e-commerce business segment. It is a challenge for a developer to find its niche market. Wrong positioning on the market, strong competitors, established companies can curtail our development.

There are barriers of entry in online business and level of competition is high. There are many domestic, international small and large businesses in this market, many of them are open for the whole world. We will be in direct competition with them. There  are famous online bookstores that are considered to be among the leaders, like Amazon.com, Barnes Noble, Powell’s Books, Books-A-Million, Alibris and quite many others. These shops keep high positions in rates and have very large quantities of customers. Such companies have much greater financial capabilities than us and will be able to provide more favorable terms to the customers. Many of these companies are likely to have greater customer base than us. Also, many of these companies will be able to afford more generous price discounts than us as we can’t afford to do it at the beginning stages. As an alternative, we may have books that have not been sold by any of the other companies or stores, which is why we may have an edge on the others.

We have identified a number of smaller companies around the world that could be exactly in the competitive category that ELITE BOOKS INC. attempts to enter.

Europe:

1. SAGE - http://www.uk.sagepub.com/

2. Routledge Taylor & Francis Group. http://www.routledge.com/

3. Wiley - http://eu.wiley.com/.

4. Elsevier - http://www.elsevier.com/.

USA:

1. JSTOR - http://www.jstor.org/.

2. Princeton University Press - http://press.princeton.edu/

Ukraine:

Online shop of intellectual books in Kiev, Ukraine company called "BOOK BOOM".

Librabook.com.ua. with servers in Ukraine that work their international market share with educational, medical and scientific literature, cybertime subjects and non fiction, encyclopedias, reference books and dictionaries.

Online shop Mathesis.

Odessa based store that release interesting intelectual rare books for more than hundred years, comapny now specialize in an online sale of the same.

Russia:

Store of Intellectual Book, PUBLISHING GROUP URSS which specializes in online sale of educational and scientific literature, as well as monographs, journals, proceedings of Russian Academy of Sciences, Scientific Inst. and educational institutions.

VESNA PESIC

Ms. Vesna Pesic is a linguist by training. For the last 10 years our director Ms. Pesic has been owner and editor in chief at a publishing house Pesic & Sons. Her publishing house has published and edited over 300 books related to paleo-linguistics. Ms. Pesic has given more than 100 presentations internationally on the application of new scientific insight into the understanding of ancient civilizations. Within last 10 years she has been the managing director of the Center for Paleoslovinic Research based in Europe. She is still the owner of  the publishing firm Pesic & Sons.  Ms. Vesna Pesic’s experiences with books and literature have led to our conclusion that Ms. Pesic should be serving as a chief member on our board of directors in light of our business and structure.

Considering our president’s knowledge, qualification and experience Elite Books Inc. intends to generate additional income by holding, from time to time, lectures, marketing conferences and speeches on scientific literature and new titles of books and magazines in America and Europe.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We are a development stage company and currently have one employee.. Ms. Pesic is the only employee of the Company. We intend to take more employees on as planned basis.

COMPANY CONTACT IN USA

5042 Wilshire Blvd #27777 Los Angeles, California 90036, Telephone No.: (310) 584-7972

Elite Books Inc. has signed Agreement to rents an office space at a location in Belgrade.

Address of the company office is: Toplicin Venac 17, unit 10, 11000 Belgrade, Republic of Serbia.

GOVERNMENT REGULATION

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet or online services. These regulations and laws may cover taxation, privacy, data protection, pricing, content, copyrights, distribution, mobile communications, electronic contracts and other communications, consumer protection, the provision of online payment services, unencumbered Internet access to our services, the design and operation of website, and the characteristics and quality of products or service. It is not clear how existing laws governing issues such as property ownership, libel, and personal privacy apply to the Internet and e-commerce. Jurisdictions may regulate consumer-to-consumer online businesses, including certain aspects of our seller program. Unfavorable regulations and laws could diminish the demand for our product and increase our cost of doing business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred  with respect to a President of the  Company:  (1) any bankruptcy  petition filed by or against any business of which such person was a general  partner or executive  officer  either at the time of the  bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding  (3) being subject to any order,  judgment or decree, not subsequently  reversed,  suspended or vacated, of any court of any competent jurisdiction,  permanently  or  temporarily  enjoining,  barring,  suspending or otherwise  limiting  her  involvement  in any type of  business,  securities  or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action),  the SEC or the commodities  futures trading commission to have violated a federal or state  securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated

Proceeding by any governmental authority against the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The following table sets forth as of March 31, 2014, the names, positions and ages of our current executive officers and directors.

Name and Address of Executive Officer and/or Director	Age	Position

Vesna Pesic Toplicin Venac 17, Belgrade 11000,Serbia	59	President, Treasurer and Director

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until her respective successor is elected and qualified, or until she resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Vesna Pesic who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

SIGNIFICANT EMPLOYEES

We have one employees.  Our President and sole director, Ms. Vesna Pesic currently devotes approximately twenty hours per week to company matters.  After receiving funding pursuant to our business plan Ms. Vesna Pesic intends to devote as much time as she deems necessary to manage the affairs of the company.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the “Named Executive Officers”) from inception on May 14, 2012 until January 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

V. Pesic, Director	2013,2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the company and its officers.

Ms. Vesna Pesic currently devotes approximately twenty hours per week to manage the affairs of the Company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries.  At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our officer or director or employees.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of March 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Pesic Vesn	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Vesna Pesic will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On January 17, 2014, we issued a total of 2,000,000 shares of restricted common stock to Vesna Pesic, our President and sole director in consideration of $4,000.

Further, Ms. Vesna Pesic has advanced funds to the company. As of January 31,2014, Vesna Pesic advanced us $4,000. Vesna Pesic will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Vesna Pesic. And Vesna Pesic will be repaid from revenues of operations when and if we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Ms. Pesic does not bear interest. There is no written agreement evidencing the advancement of funds by Vesna Pesic or the repayment of the funds to her. The entire transaction was verbal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 31, 2014 by: (i) each person (including any group)known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Vesna Pesic 5042 Wilshire Blvd #27777 Los Angeles, California 90036	2,000,000 (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus.

As of the date of this prospectus, there were 2,000,000 shares of our common stock issued and outstanding.

A total of 2,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation. Our stock may become quoted, rather than traded, on the OTCBB.

There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is our President and sole director who owns 2,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Elite Books Inc. has 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 3,000,000 shares of its common stock for sale at the price of $0.03 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

Company Director Ms. Vesna Pesic will deliver prospectuses to these individuals and to others who she believes might have interest in purchasing part of this offering. In order to buy shares you must complete and execute the subscription  agreement  and  return  it to  the  Company  Address: 5042 Wilshire Blvd #27777, Los Angeles, California 90036. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

In connection with the Company’s selling efforts in the offering, Vesna Pesic will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Ms. Vesna Pesic is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Ms. Vesna Pesic will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities.

Ms. Vesna Pesic is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Vesna Pesic will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Ms. Vesna Pesic will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Elite Books Inc. will receive all proceeds from the sale of the 3,000,000 shares being offered. The price per share is fixed at $0.3 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  Our common stock may never be quoted on the OTC Bulletin Board or listed on any stock exchange.  However, sales by the Company must be made at the fixed price of $0.03 until a market develops for the stock, although there can be no assurance that a market will ever develop for our common stock..

The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.03 per share.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.  Our Articles of Incorporation do not authorized us to issue a preferred stock.  As of March 31, 2014, there were 2,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

ANTI-TAKEOVER LAW

Nevada Anti-Takeover Laws

As a Nevada corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Nevada law. Pursuant to Section 607.0901 of the Nevada Business Corporation Act, or the Nevada Act, a publicly held Nevada corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our amended Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Nevada Act which prohibits the voting of shares in a publicly held Nevada corporation that are acquired in a control share acquisition unless (i) our board of directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our board of directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert" or "counsel" as defined by Item 509 of Regulation  S-K  promulgated pursuant to the Securities  Act, whose services were used in the  preparation of this  Form  S-1,  was hired on a  contingent  basis or will  receive a direct or indirect interest in the Company,  nor was any of them a promoter,  underwriter, voting trustee, director, officer or employee of the Company.

Both Legal Counsel and Experts have no interest in this registration statement other than normal legal and accounting fees.

EXPERTS

Frederick C. Bauman, Esq. has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

KLJ & Associates, LLP Certified Public Accountant has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. KLJ & Associates, LLP, has presented its report with respect to our audited financial statements.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  We intend to file a Form 8-A to register under the Securities Exchange Act of 1934, which will require us to continue to file periodic reports with the SEC.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of this documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

FINANCIAL STATEMENTS

The financial statements of ELITE BOOKS INC. for the period ended March 31, 2014, and related notes, included in this prospectus have been audited by KLJ & Associates, LLP, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

0

ELITE BOOKS INC.

(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of  Elite Books Inc.

We have audited the accompanying balance sheet of Elite Books Inc. (a development stage company) (the “Company”) as of March 31, 2014  and the related statements of operations, stockholders’ equity, and cash flows for the period  May 21, 2013 (Inception) through March 31, 2014. Elite Books Inc.’s management .is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elite Books Inc. as of March 31, 2014  and the results of its operations and its cash flows for the period  May 21, 2013 (Inception) through March 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements The Company is in the development stage, has not earned  revenue, has suffered net losses and has had negative cash flows from operating activities during the period ended March 31, 2014.These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ KLJ & Associates, LLP

KLJ & Associates, LLP

St. Louis Park, MN

July 11, 2014

ELITE BOOKS INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

ASSETS	MARCH 31, 2014
Current Assets
Cash and cash equivalents	$6,684

Total Current Assets	$6,684
Total Assets	$6,684

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Due to Director	$4,100

Total Current Liabilities	4,100
Total Liabilities	$4,100

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	4,000
Additional paid in capital	-
Deficit accumulated during the development stage	(1,416)
Total Stockholders’ Equity	2,584

Total Liabilities and Stockholders’ Equity	$6,684

See accompanying notes to financial statements.

ELITE BOOKS INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from May 21, 2013 (Inception) to March 31, 2014

REVENUES	$-

OPERATING EXPENSES
General expenses	1,416
TOTAL OPERATING EXPENSES	1,416

NET LOSS FROM OPERATIONS	(1,416)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(1,416)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000

See accompanying notes to financial statements.

ELITE BOOKS INC.

 (A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM MAY 21, 2013 (INCEPTION) TO MARCH 31, 2014

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, May 21, 2013	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on January 17, 2014	2,000,000	2,000	2,000	-	4,000
Net loss for the year ended March 31, 2014	-	-	-	(1,416)	(1,416)

Balance, March 31, 2014	2,000,000	$2,000	$2,000	$(1,416)	$2,584

See accompanying notes to financial statements.

ELITE BOOKS INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from May 21, 2013 (Inception) to MARCH 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(1,416)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(1,416)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	4,000
Loans from director	4,100
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	8,100

NET INCREASE IN CASH	6,684
Cash, beginning of period	-
Cash, end of period	$6,684

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

See accompanying notes to financial statements.

ELITE BOOKS INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2014

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Elite Books Inc. is a newly formed corporation, registered in the State of Nevada on May 21, 2013. We are a company at its development stage. Our business intention is to sell books utilizing internet, and grow customer base by selling unique editions of books. Our revenue is earned by charging a fee to our customers who are interested in our product.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a March 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $4,000 of cash as of March 31, 2014.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

ELITE BOOKS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2014

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2014.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

ELITE BOOKS INC. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of March 31, 2014.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be

ELITE BOOKS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2014

NOTE 3 – GOING CONCERN - CONTINUED

able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – LOAN FROM DIRECTOR

On September 3, 2013, director loaned $100 for the Company. The director also loaned $4,000 on January 31, 2014 for everyday Company activities. The loans are unsecured, non-interest bearing and due on demand. The balance due to the director was $4,100 as of March 31, 2014.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 shares of common stock authorized.

On January 17, 2014, the Company issued 2,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of March 31, 2014.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of March 31, 2014, the Company had net operating loss carry forwards of approximately $1,416 that may be available to reduce future years’ taxable income in varying amounts through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

MARCH 31, 2014
Federal income tax benefit attributable to:
Net Operating loss carryover	$1,416
Less: valuation allowance	(1,416)
Net provision for Federal income taxes	$-

ELITE BOOKS INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2014

NOTE 7 – INCOME TAXES (CONTINUED)

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

MARCH 31, 2014
Deferred tax asset attributable to:
Current operations	$481
Less: valuation allowance	(481)
Net deferred tax asset	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $481 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to March 31, 2014 to  the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

F-0

ELITE BOOKS INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

June 30, 2014

Condensed Balance Sheets as of June 30 , 2014 and March 31, 2014	F-2-2

Condensed Statements of Operations for the three months periods ended
June 30, 2014 (Unaudited)	F-2-3

Condensed Statements of Cash Flows for the three months period ended June 30, 2014
(Unaudited)	F-2-4

Notes to the Condensed Financial Statements(Unaudited)	F-2-5 - F-2-7

F-2-1

ELITE BOOKS INC.

CONDENSED BALANCE SHEETS (UNAUDITED)

AS OF JUNE 30, 2014 AND MARCH 31, 2013

ASSETS	JUNE 30, 2014	MARCH 31, 2014
Current Assets
Cash and cash equivalents	$2,504	$6,684
Inventory	900	-
Total current assets	3,404	6,684
Total Assets	$3,404	$6,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Loan from director	$4,100	$4,100
Total current liabilities	4,100	4,100
Total Liabilities	4,100	4,100

Stockholders’ Equity
Common stock, par value $0.002; 75,000,000 shares authorized, 2,000,000 shares issued and outstanding	4,000	4,000
Additional paid in capital	-	-
Deficit accumulated during the development stage	(4,696)	(1,416)
Total Stockholders’ Equity	(696)	2,584

Total Liabilities and Stockholders’ Equity	$3,404	$6,684

The accompanying notes are an integral part of these financial statements

F-2-2

ELITE BOOKS INC.

CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three month Ended June 30,2014	The period May 21, 2013 through June 30, 2013

REVENUES	$-	-

OPERATING EXPENSES

General expenses	3,280
TOTAL OPERATING EXPENSES	3,280	-

NET LOSS FROM OPERATIONS	(3,280)	-

PROVISION FOR INCOME TAXES	-

NET LOSS	$(3,280)	-

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,000,000

The accompanying notes are an integral part of these financial statements

F-2-3

ELITE BOOKS CORP.

CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended June 30, 2014	The period May 21, 2013 through June 30, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,280)	-
Changes in operating assets and liabilities:
Inventory	(900)	-
CASH FLOWS USED IN OPERATING ACTIVITIES	(4,180)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	-	-
Proceeds from Director loan	-	-
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	-

NET CHANGE IN CASH	(4,180)	-
Cash, beginning of period	6,684	-
Cash, end of period	$2,504	-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	-
Income taxes paid	$-	-

The accompanying notes are an integral part of these financial statements

F-2-4

ELITE BOOKS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2014 (UNAUDITED)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Elite Books Inc. is a newly formed corporation, registered in the State of Nevada on May 21, 2013. We are a company at its development stage. Our business intention is to sell books utilizing internet, and grow customer base by selling unique editions of books. Our revenue is earned by charging a fee to our customers who are interested in our product.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a MARCH 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $2,504 of cash as of June 30, 2014.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

F-2-5

ELITE BOOKS INC.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2014 (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of February 28, 2014.

Comprehensive Income

The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

On June 10, 2014, the Financial Accounting Standards Board ("FASB") issued update ASU 2014-10, Development Stage Entities (Topic 915).   Amongst other things, the amendments in this update removed the definition of development stage entity from Topic 915, thereby removing the distinction between development stage entities and other reporting entities from US GAAP.  In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information on the statements of income, cash flows and shareholders equity, (2) label the financial statements as those of a development stage entity;  (3) disclose a description of the development stage activities in which the entity is engaged and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.  The amendments are effective for annual reporting periods beginning after December 31, 2014 and interim reporting periods beginning after December 15, 2015, however entities are permitted to early adopt for any annual or interim reporting period for which the financial statements have yet to be issued.  The Company has elected to early adopt these amendments and accordingly have not labeled the financial statements as those of a development stage entity and have not presented inception-to-date information on the respective financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of March 31, 2014.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

F-2-6

ELITE BOOKS INC.

 NOTES TO THE FINANCIAL STATEMENTS

JUNE 30, 2014 (UNAUDITED)

NOTE 3 – GOING CONCERN - CONTINUED

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – LOAN FROM DIRECTOR

On September 3, 2013, director loaned $100 for the Company. The director also loaned $4,000 on January 31, 2014 for everyday Company activities. The loans are unsecured, non-interest bearing and due on demand. The balance due to the director was $4,100 as of June 30, 2014.

NOTE 5 – COMMON STOCK

The Company has 75,000,000, $0.001 shares of common stock authorized.

On January 17, 2014, the Company issued 2,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 2,000,000 shares of common stock issued and outstanding as of June 30, 2014.

NOTE 6 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, “Subsequent Events”, the Company has analyzed its operations subsequent to June 30, 2014 to the date these financial statements which were issued on August 14, 2014, and has determined that, other than as disclosed above, it does not have any material subsequent events to disclose in these financial statements.

F-2-7

 [Back Page of Prospectus]

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

ELITE BOOKS INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$11.46

Printing Expenses	$240.00

Accounting Fees and Expenses	$2,000.00

Auditor Fees and Expenses	$2500.00

Legal Fees and Expenses	$3,500.00

Transfer Agent Fees	$1,000.00

TOTAL	$9,251.46

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

According to your bylaws:

a)

The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which she is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation.  Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b)

The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that she is also a Director), and her or his heirs and personal representatives against all costs, charges and expenses incurred by her or them and resulting from him or her acting as an officer, employee or agent of the Corporation or corporation.  In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if she or he is not a full time employee of the Corporation and notwithstanding that she is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by her or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

II-1

c)

The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and her or his heirs or personal representatives against a liability incurred by her as a Director, officer, employee or agent.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On January 17, 2014, Elite Books Inc. offered and sold 2,000,000 share of common stock to our President and  sole director, Vesna Pesic, for a purchase price of $0.002 per share, for aggregate offering proceeds of $4,000.

Elite Books Inc. made the offer and sale in reliance on the exemption from registration afforded by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”),.  The offering was made to a non-U.S. person, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Frederick C. Bauman, Esq. re: Legality and Consent of Counsel
10.1	Agreement dated May 1, 2014 by and between the Elite Books Inc. and Serbian Writers Association
10.2	Office Lease dated August 8, 2014
10.3	Form of Subscription Agreement*
23.1	Consent of Legal Counsel (contained in exhibit 5.1) (2)
23.2	Consent of KLJ & Associates, LLP*

*Filed herewith

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2. To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

 For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, on September 22 , 2014.

ELITE BOOKS INC.

By:	/s/	Vesna Pesic
	Name:	Vesna Pesic
	Title:	Director
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vesna Pesic, as her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of ELITE BOOKS INC., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature /s/ Vesna Pesic	Title Director, President and Treasurer Principal Executive Officer Principal Financial Officer Principal Accounting Officer	Date September 22 , 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Frederick C. Bauman, Esq. re: Legality and Consent of Counsel
10.1	Contract dated May 1, 2014, by and between the Elite Books Inc. and Serbian Writers Association
10.2	Office Lease dated August 8, 2014
10.3	Form of Subscription Agreement
23.1	Consent of Legal Counsel (contained in exhibit 5.1)
23.2	Consent of KLJ & Associates, LLP

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